UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 25, 2006
Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)
Pennsylvania
(State or Other Jurisdiction of Incorporation)

1-5318	25-0900168
(Commission File Number)	(IRS Employer Identification No.)
World Headquarters
1600 Technology Way
P.O. Box 231
Latrobe, Pennsylvania 15650-0231
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (724) 539-5000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 9.01 Financial Statements and Exhibits
Signatures
EX-99.1

Item 2.02 Results of Operations and Financial Condition
On October 25, 2006, Kennametal Inc. (the Company) issued a press release announcing financial results for its first quarter ended September 30, 2006.
The press release contains certain non-GAAP financial measures, including gross profit, operating expense, operating income, income from continuing operations, net income and diluted earnings per share, in each case excluding special items. The special items include: (a) Loss on divestiture of consumer related products, including industrial saw blades (CPG) and transaction-related charges and (b) adjustment on J&L Industrial Supply divestiture and transaction-related charges for the three months ended September 30, 2006. Management excludes these items in measuring and compensating internal performance to more easily compare the Company’s financial performance period-to-period. The press release also contains adjusted free operating cash flow, adjusted sales and adjusted return on invested capital, which are also non-GAAP measures and are defined below.
Management believes that presentation of these non-GAAP financial measures provides useful information about the results of operations of the Company for the current, past and future periods. Management believes that investors should have available the same information that management uses to assess operating performance, determine compensation and assess the capital structure of the Company. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.
Adjusted Free Operating Cash Flow
Free operating cash flow is a non-GAAP financial measure and is defined by the Company as cash provided by operations (in accordance with GAAP) less capital expenditures plus proceeds from disposals of fixed assets. Management considers free operating cash flow to be an important indicator of Kennametal’s cash generating capability because it better represents cash generated from operations that can be used for strategic initiatives (such as acquisitions), dividends, debt repayment and other investing and financing activities. Management has further adjusted free operating cash flow for the following significant unusual cash items: income taxes paid (refunded). Management considers adjusted free operating cash flow to be an important indicator of Kennametal’s cash generating capability because it excludes significant unusual items.
Adjusted Sales
Kennametal adjusts current period sales as reported under GAAP for specific items including foreign currency translation and adjusts current and prior period sales for the effects of acquisitions and divestitures. Management believes that adjusting sales as reported under GAAP yields a more consistent comparison of year-over-year results and provides additional insight into the underlying operations. Management uses this information in reviewing operating performance and in the determination of compensation.
Adjusted Return on Invested Capital
Adjusted Return on Invested Capital is a non-GAAP financial measure and is defined by the Company as the previous 12 months’ net income, adjusted for interest expense, securitization fees, minority interest expense and special items, divided by the sum of the previous 12 months’ average balances of debt, securitized accounts receivable, minority interest and shareowners’ equity. Management believes that this financial measure provides additional insight into the underlying capital structuring and performance of the Company. Management utilizes this non-GAAP measure in determining compensation and assessing the operations of the Company.
A copy of the Company’s earnings announcement is furnished under Exhibit 99.1 attached hereto. Reconciliations of the above non-GAAP financial measures are included in the earnings announcement.

Additionally, during our quarterly teleconference we may use various non-GAAP financial measures to describe the underlying operating results. Accordingly, we have compiled below certain reconciliations as required by Regulation G.
Adjusted EBIT
EBIT is an acronym for Earnings Before Interest and Taxes and is a non-GAAP financial measure. The most directly comparable GAAP measure is net income. However, we believe that EBIT is widely used as a measure of operating performance and we believe EBIT to be an important indicator of the Company’s operational strength and performance. Nevertheless, the measure should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining liquidity that is calculated in accordance with GAAP. Additionally, Kennametal will adjust EBIT for minority interest expense, interest income, securitization fees and special items. Management uses this information in reviewing operating performance and in the determination of compensation.
Primary Working Capital
Primary working capital is a non-GAAP presentation and is defined as accounts receivable, net plus inventories, net minus accounts payable. The most directly comparable GAAP measure is working capital, which is defined as current assets less current liabilities. We believe primary working capital better represents Kennametal’s performance in managing certain assets and liabilities controllable at the business unit level and is used as such for internal performance measurement.

SUPPLEMENTAL INFORMATION AND RECONCILIATIONS
EBIT RECONCILIATION (Unaudited):

	Three Months Ended
	September 30
(in thousands, except percents)	2006	2005
Net income, as reported	$30,361	$28,097
Net income, as a percent of sales	5.6%	5.1%
Add back:
Interest	7,427	7,829
Taxes	13,929	15,300
Taxes on discontinued operations	254	(241)

EBIT	51,971	50,985
Additional adjustments:
Special items:
Loss on divestiture of CPG and transaction- related charges	570	—
Adjustment on J&L divestiture and transaction-related charges	2,019	—
Minority interest expense	557	748
Interest income	(2,658)	(934)
Securitization fees	22	1,065

Adjusted EBIT	$52,481	$51,864

Adjusted EBIT as a percent of sales	9.7%	9.5%

PRIMARY WORKING CAPITAL RECONCILIATION (Unaudited):

	September 30,	June 30,
(in thousands)	2006	2006
Current assets	$949,274	$1,086,857
Current liabilities	357,653	462,199

Working capital in accordance with GAAP	$591,621	$624,658

Excluding items:
Cash and cash equivalents	(118,224)	(233,976)
Deferred income taxes	(55,580)	(55,328)
Other current assets	(53,757)	(75,890)

Total excluded current assets	(227,561)	(365,194)

Adjusted current assets	721,713	721,663

Current maturities of long-term debt and capital leases, including notes payable	(2,106)	(2,214)
Other current liabilities	(242,427)	(335,078)

Total excluded current liabilities	(244,533)	(337,292)

Adjusted current liabilities	113,120	124,907

Primary working capital	$608,593	$596,756

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1	Fiscal 2007 First Quarter Earnings Announcement

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date: October 25, 2006	By:	/s/ Frank P. Simpkins

Frank P. Simpkins
Interim Chief Financial Officer, Vice President Finance and Corporate Controller